                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          OPTICARE HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5)  Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

         -----------------------------------------------------------------------
         2)  Form, schedule or registration statement No.:

         -----------------------------------------------------------------------
         3)  Filing party:

         -----------------------------------------------------------------------
         4)  Date filed:

--------------------------------------------------------------------------------

                         OPTICARE HEALTH SYSTEMS, INC.
                               87 GRANDVIEW AVENUE
                          WATERBURY, CONNECTICUT 06708
                                 (203) 596-2236


                                                April 22, 2002

To Our Stockholders:

         On behalf of your Company's Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Tuesday, May 21, 2002, at 10:30 a.m., local time, at Montamey Golf Club, Route 9W, Alpine, New Jersey.

         The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.


                                            Cordially,


                                            Dean J. Yimoyines, M.D.
                                            Chairman of the Board and
                                            Chief Executive Officer

                          OPTICARE HEALTH SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 2002


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the "Meeting"), of OptiCare Health Systems, Inc. (the "Company"), which will be held on Tuesday, May 21, 2002, at 10:30 a.m., local time, at Montamey Golf Club, Route 9W, Alpine, New Jersey, for the following purposes:

         1. To elect eight members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

         2. To approve the Company's Amended and Restated 2002 Stock Incentive Plan (the "2002 Plan") (Proposal 2);

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002 (Proposal 3); and

         4. To transact such other business as may properly be brought before the Meeting.

         Stockholders of record at the close of business on April 10, 2002 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the year ended December 31, 2001 is being mailed to stockholders along with the attached Proxy Statement.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  Christopher J. Walls
                                  Vice President, General Counsel and Secretary
April 22, 2002

                          OPTICARE HEALTH SYSTEMS, INC.
                               87 GRANDVIEW AVENUE
                          WATERBURY, CONNECTICUT 06708
                                 (203) 596-2236

                              --------------------
                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 2002

                   PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of (i) the common stock, par value $.001 per share (the "Common Stock"), of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), and (ii) the Company's Series B 12.5% voting convertible participating preferred stock (the "Series B Preferred Stock," and, together with the Common Stock, the "Voting Stock") in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 21, 2002, at 10:30 a.m., local time, at Montamey Golf Club, Route 9W, Alpine, New Jersey, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about April 22, 2002.

         At the Meeting, holders of Voting Stock will be asked:

         1. To elect eight members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

         2. To approve the Company's Amended and Restated 2002 Stock Incentive Plan (the "2002 Plan") (Proposal 2);

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2002 (Proposal 3); and

         4. To transact such other business as may properly be brought before the Meeting.

         The Board of Directors has fixed the close of business on April 10, 2002 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock as of the Record Date shall be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. Each holder of the Series B Preferred Stock shall be entitled to one vote for each share of Common Stock into which such holder's shares of Series B Preferred Stock are convertible.

         Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Voting Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1), FOR the approval of the Amended and Restated 2002 Stock Incentive Plan (Proposal 2) and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors (Proposal 3). A stockholder who so desires may revoke his proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Corporate Secretary); (ii) duly executing and delivering a proxy bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

         A stockholder may designate a person or persons other than those persons designated on the Proxy Card to act as the stockholder's proxy. The stockholder may use the Proxy Card to give another person authority by striking out the names appearing on the Proxy Card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the stockholder must present the signed Proxy Card at the meeting in order for the shares to be voted.

         Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

         Stockholders who represent more than 50% of the voting power of the Voting Stock outstanding must be present or represented by proxy in order to constitute a quorum to conduct business at the Meeting. A list of eligible voters will be available at the Meeting.

         The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 12,815,092 shares of Common

Stock outstanding and entitled to vote, with each share entitled to one vote, and 32,049,598 shares of common stock issuable upon conversion of the 3,204,959.8 outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to one vote for each of the ten (10) shares of common stock into which it is convertible. Accordingly, the total number of votes which may be cast at the meeting is 44,864,690. See "Security Ownership of Certain Beneficial Owners and Management."

REQUIRED VOTES

         The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for approval of Proposal 1 (the election of directors). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for approval of Proposal 2 (the approval of the Company's Amended and Restated 2002 Stock Incentive Plan) and Proposal 3 (the ratification of the appointment of independent auditors for the year ending December 31, 2002).

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and will be counted for purposes of determining whether there is a quorum.

         Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company's transfer agent. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for the approval of the Amended and Restated 2002 Stock Incentive Plan (Proposal 2) and the ratification of the appointment of independent auditors (Proposal 3), abstentions will have the same effect as negative votes, but "broker non-votes" will have no effect on the outcome of the vote.

         Palisade Concentrated Equity Partnership, L.P. ("Palisade"), which, as of the Record Date beneficially owned 2,000,000 shares of Common Stock and 2,880,599.5 shares of Series B Preferred Stock, representing in the aggregate 68.7% of the voting power of the Company, has advised the Company that it intends to vote its shares FOR the approval of Proposals 1, 2 and 3. See "Security Ownership of Certain Beneficial Owners and Management."

PROXY SOLICITATION

         The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from stockholders by mail, telephone, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE VOTING STOCK BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, there were 12,815,092 shares of the Company's Common Stock outstanding and entitled to vote. In addition, there were 3,204,959.8 shares of Series B Preferred Stock outstanding entitled to voting power equivalent to an aggregate of 32,049,598 shares of Common Stock (i.e., one vote for each of the ten shares of Common Stock into which a share of Series B Preferred Stock is convertible). Therefore, as of the Record Date, the aggregate voting power of the outstanding Common Stock and the outstanding Series B Preferred Stock which were entitled to notice of, and to vote at, the Meeting is equivalent to 44,864,690 shares of Common Stock.

         The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Voting Stock outstanding by: (i) each person who is known by the Company to own 5% or more of any class of the Company's Voting Stock (the holdings of certain unrelated entities listed below are based on shareholdings disclosed in their public filings), (ii) each of the Company's current directors and nominees for the Board of Directors,
(iii) the Company's chief executive officer and each of the four other named executive officers of the Company whose annual salary and bonus during fiscal 2001 exceeded $100,000 and (iv) all of the Company's executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708.

   NAMES OF EXECUTIVE OFFICERS, DIRECTORS,                                                        SERIES B
        NOMINEES AND 5% STOCKHOLDERS                        COMMON STOCK (1)               PREFERRED STOCK (1) (2)
--------------------------------------------------------------------------------------------------------------------
                                                         SHARES            PERCENT          SHARES          PERCENT
                                                         ------            -------          ------          -------
Palisade Concentrated Equity Partnership,            48,580,995              81.8%     2,880,599.5            89.9%
L.P. (2, 3)
Dean J. Yimoyines, M.D., Chairman, Chief              4,242,478              25.2%       324,360.3            10.1%
Executive Officer and President (2, 4)
Nicolas Berggruen (5)                                 2,454,026              16.2%               0                0
Allan L.M. Barker, O.D., President,                     665,056               5.2%               0                0
Professional Services Division (6)
D. Blair Harrold, O.D., President, Retail               660,505               5.2%               0                0
Optometry, North Carolina Operations
Norman S. Drubner, Esq., Director (7)                   324,489               2.5%               0                0
Jason M. Harrold, President, Managed Care                66,795                  *                                0
Division (8)
William A. Blaskiewicz, Vice President and               62,647                  *               0                0
Chief Financial Officer (9)
Eric J. Bertrand, Director (10)                               0                  0               0                0
Mark S. Hoffman, Director (11)                                0                  0               0                0
Melvin Meskin, Director                                       0                  0               0                0
Frederick A. Rice, Director (12)                         30,000                  *               0                0
Christopher J. Walls, Esq., Vice President                    0                  0               0                0
and General Counsel
David B. Cornstein, Nominee for the Board of                  0                  0               0                0
Directors
Clark A. Johnson, Nominee for the Board of                    0                  0               0                0
Directors
Mark S. Newman, Nominee for the Board of                      0                  0               0                0
Directors
All executive officers and directors as a             6,051,970              35.6%       324,360.3            10.1%
group--eleven persons. (9, 10)

----------------------------------------------
* Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group. The percentage of outstanding Common Stock set forth opposite the name of each stockholder has been determined in accordance with Securities and Exchange Commission Rule 13d-3(d)(1), without regard to Common Stock acquirable within 60 days hereafter under options, warrants, and convertible securities beneficially owned by persons other than such stockholder.

(2) Each share of Series B Preferred Stock entitles the holder to one vote for each of the ten (10) shares of Common Stock into which it is convertible.

(3) Common Stock beneficially owned by Palisade Concentrated Equity Partnership, L.P. ("Palisade") consists of 2,000,000 shares of Common Stock presently issued and outstanding, 17,775,000 shares of Common Stock issuable upon exercise of warrants, and 28,805,995 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Palisade may cast 30,805,995 votes at the Meeting, which represents 68.7% of the voting power of the Company. The address of Palisade is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024.

(4) Common Stock beneficially owned by Dr. Yimoyines consists of 249,925 shares of Common Stock presently issued and outstanding; 573,950 shares of Common Stock issuable upon the exercise of outstanding options; 3,243,603 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Linda Yimoyines, wife of Dr. Yimoyines; and 175,000 shares issuable upon exercise of warrants held by Linda Yimoyines. At the Meeting, Dr. Yimoyines and Linda Yimoyines may cast an aggregate of 3,493,528 votes, representing 7.8% of the voting power of the Company.

(5) Includes 2,300,000 shares of Common Stock issuable upon exercise of warrants held by Medici I Investment Corp. and 154,026 shares of Common Stock held by Alexander Enterprise Holdings Corp. Mr. Nicholas Berggruen acts as an investment advisor to both Medici I Investment Corp. and Alexander Enterprise. Mr. Berggruen disclaims beneficial ownership of such shares. The address of Alexander Enterprise Holdings Corp. is: c/o Alpha Investment Management, Inc., 499 Park Ave., 24th Floor, New York, NY 10022.

(6) Includes 552 shares of Common Stock held by Dr. Barker's son, as to which Dr. Barker disclaims beneficial ownership.

(7) Includes 30,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Norman Drubner, Esq.

(8) Includes 50,478 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Jason Harrold.

(9) Includes 60,868 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Blaskiewicz.

(10) Does not include shares held by Palisade Concentrated Equity Partnership, L.P. Mr. Bertrand is a vice president of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P.

(11) Does not include shares held by Palisade Concentrated Equity Partnership, L.P. Mr. Hoffman is a managing director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P.

(12) Includes 30,000 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Frederick A. Rice

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company provide that the number of directors which shall constitute the whole Board of Directors of the Company shall be fixed and determined by resolution of the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the By-laws of the Company, is eight.

         Directors of the Company are elected annually at the annual meeting of stockholders. Their respective terms of office continue until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with the Company's By-laws.

         Pursuant to a restructure agreement among the Company, Palisade Concentrated Equity Partnership, L.P. and Dean J. Yimoyines, M.D. (the Chairman of the Board of Directors, Chief Executive Officer and President of the Company), dated as of December 17, 2001, as amended on January 5, 2002 and January 22, 2002, the Company has agreed that, so long as Palisade Concentrated Equity Partnership, L.P. owns more than 50% of the voting power of the Company, it shall have the right to designate a majority of the Company's Board of Directors. Pursuant to this provision, Messrs. Bertrand, Cornstein, Hoffman, Johnson, Meskin and Newman have been nominated by the Board of Directors on the recommendation of Palisade.

         Unless otherwise specified on the Proxy Cards, each Proxy Card received will be voted FOR the election as directors of the eight nominees named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the proxies named in the enclosed Proxy Card will vote for the election of an alternate nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the By-laws of the Company.

         The following persons have been nominated as directors:

         ERIC J. BERTRAND - Mr. Bertrand, age 29, a current Director who was elected on January 25, 2002, is a Vice President at Palisade Capital Management, LLC, an affiliate of Palisade

Concentrated Equity Partnership, L.P., which he joined in 1997. From 1996 to 1997, Mr. Bertrand held a position with Townsend Frew & Company, a healthcare-focused investment banking boutique. From 1994 to 1996, he held positions with Aetna, Inc.'s private equity group, focusing on middle market leveraged buy-outs and larger private equity investments. Mr. Bertrand is a director of two private companies, Versura, Inc. and Control F-1. He holds a Bachelor of Science in Business Administration from Bryant College and a Masters of Business Administration in Finance and Entrepreneurship with a certificate in the Digital Economy from New York University.

         DAVID B. CORNSTEIN - Mr. Cornstein, age 63, is Chairman Emeritus and remains a director of Finlay Enterprises, Inc., one of the leading retailers of fine jewelry in the United States. He served as Chairman of Finlay Enterprises from May 1993 until his retirement in 1999, and has been a director of Finlay Enterprises since its inception in 1988. From December 1988 to January 1996, Mr. Cornstein was President and Chief Executive Officer of Finlay Enterprises, Inc. Mr. Cornstein is a Principal of Pinnacle Advisors Limited and a director of TeleHubLink Corporation. Mr. Cornstein is Chairman of the New York City Off-Track Betting Corporation; Vice Chairman of the New York City Economic Development Corporation; Chairman of the New York Olympic Games Commission; and a Commissioner of the Battery Park City Authority. He is a member of the Board of Trustees of the New York Law School.

         NORMAN S. DRUBNER, ESQ. - Mr. Drubner, age 61, a current Director who was elected on November 1, 2001, is senior partner in the law firm of Drubner, Hartley, O'Connor & Mengacci, which he founded in 1971. He is also the owner of Drubner Industrials, a commercial real estate brokerage firm. Mr. Drubner has been practicing law in Connecticut since 1963, specializing in real estate, zoning, and commercial transactions. He is a member of the Connecticut Bar and the Waterbury, CT Bar Association. Mr. Drubner has been admitted to practice before the U.S. District Court, District of Connecticut. He is a former trustee of Teikyo Post University, holds a Bachelor of Arts degree from Boston University, and received his Juris Doctor degree from Columbia University in 1963.

         MARK S. HOFFMAN - Mr. Hoffman, age 41, a current Director who was elected on January 25, 2002, is a Managing Director of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, L.P., which he joined upon its formation in 1995. He is a director of several privately held companies, including YHD Realty, Berdy Medical Systems, C3I, Marco Group and Neurologix. Mr. Hoffman is a graduate of the Wharton School at the University of Pennsylvania.

         CLARK A. JOHNSON - Mr. Johnson, age 70, is Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities. He is a director of a number of national and international corporations, including, Albertson's, Inc., Intertan, Inc., Niagara Mohawk Holding Company and MetroMedia International Group. Mr. Johnson is retired Chairman and Chief Executive Officer of Pier 1 Imports and is former Executive Vice President and Director of the Wickes Companies, Inc. A graduate of the University of Iowa, Mr. Johnson completed the Advanced Management

Program at the Harvard Business School. He is former chairman of the American Business Conference, former trustee of Texas Christian University and is a Senior CEO Participant in the National Conference on Ethics in America.

         MELVIN MESKIN - Mr. Meskin, age 57, a current Director who was elected on January 25, 2002, was, until his retirement on December 31, 2001, Vice President-Finance-National Operations for Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President-Finance and Treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President-Finance and Comptroller of Bell Atlantic. Mr. Meskin is a member of the Board of Trustees of Nyack Hospital and the Board of Trustees of the Post Graduate Center for Mental Health.

         MARK S. NEWMAN - Mr. Newman, age 52, is Chairman of the Board, President and Chief Executive Officer of DRS Technologies, Inc., a leading supplier of defense electronics systems to government and commercial customers worldwide. Mr. Newman joined DRS Technologies in 1973 and became President and CEO in 1994, after serving many years as its Chief Financial Officer. He was named a director in 1988, and in 1995, was elected Chairman of the Board. Mr. Newman serves as a director of the American Electronics Association, the New Jersey Technology Council and the Congoleum Corporation, where he chairs the Audit Committee. He is a member of the Board of Governors of the Aerospace Industries Association of America, and also serves as a member of the Navy League of the United States, the National Defense Industrial Association, the Association of the U.S. Army, and the American Institute of Certified Public Accountants, among other professional affiliations.

         DEAN J. YIMOYINES, M.D. - Dr. Yimoyines, age 54, a current Director, has served as Chairman of the Board, Chief Executive Officer and President of the Company since August 13, 1999. Dr. Yimoyines is a founder of OptiCare Eye Health Centers, Inc. and served as the Chairman, President and Chief Executive Officer of OptiCare Eye Health Centers, Inc. since 1985. Dr. Yimoyines has been instrumental in the development and implementation of OptiCare Eye Health Centers, Inc.'s business for nearly 20 years. He graduated with distinction from the George Washington School of Medicine. He completed his ophthalmology residency at the Massachusetts Eye and Ear Infirmary, Harvard Medical School. Dr. Yimoyines completed fellowship training in vitreoretinal surgery at the Retina Associates in Boston. He is a graduate of the OPM (Owner/President Management) program at Harvard Business School and is a Fellow of the American Academy of Ophthalmology.

                 THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                   EACH OF THE ABOVE NAMED DIRECTOR NOMINEES.

                 INFORMATION CONCERNING MEETINGS OF THE BOARD OF
                    DIRECTORS, BOARD COMMITTEES AND DIRECTOR
                                  COMPENSATION

MEETINGS AND COMMITTEES

         During 2001, the Board of Directors held seven (7) meetings. The Board of Directors has a standing Audit Committee, a Compensation Committee and an Executive Committee. During 2001, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served. The Audit, Compensation and Executive Committees do not meet on a regular basis, but only as circumstances require. The Board previously had a Stock Plan Committee, but this Committee was disbanded in 2001.

Audit Committee

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review the Company's systems of internal controls. The Audit Committee also monitors the adequacy and effectiveness of the Company's financial controls and reporting procedures. The Audit Committee met once during 2001. During 2001, the Audit Committee consisted of Messrs. Rice (Chairman), Drubner and Raymond W. Brennan. Mr. Brennan resigned as a director in January 2002, at which time Mr. Meskin joined the Audit Committee. The Audit Committee is currently comprised of Messrs. Rice (Chairman), Drubner and Meskin. All members of the Audit Committee are "independent directors" as required by the applicable listing standards of the American Stock Exchange. The Audit Committee has a charter, which was adopted on May 24, 2000.

Compensation Committee

         The Compensation Committee determines or recommends the compensation of officers of the Company and approves and authorizes the execution of employment agreements with officers and employees other than the chief executive officer. During 2001, the Compensation Committee consisted of Messrs. Brennan (Chairman, who resigned from the Board in January 2002), Drubner and Rice. Executive compensation and incentive compensation and stock option plans in place through 2001 were approved by the Board of Directors, on Compensation Committee recommendation, in December 2000. The Compensation Committee did not meet during the year ended December 31, 2001. The Compensation Committee currently consists of Messrs. Drubner and Rice.

Executive Committee

         The Executive Committee may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Company for operational matters with a monetary impact or exposure of less than $200,000 individually or in the aggregate. The

Executive Committee was established on March 19, 2002. The Executive Committee is currently comprised of Mr. Bertrand and Dr. Yimoyines.

COMPENSATION OF DIRECTORS

         Effective November 1, 2001, directors of the Company who are not full-time employees receive an annual retainer of $5,000 and are paid for attendance at Board of Directors meetings at the rates of: $2,000 for a meeting attended in-person, and $1,000 for a meeting attended by telephone. Directors who are also employees of the Company do not receive any additional compensation for their service as directors. On January 25, 2002, each of the Company's non-employee directors received a grant of options under the 2002 Plan to acquire 30,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant (i.e., $0.31 per share), which was the closing price of the Company's Common Stock on the American Stock Exchange on such date.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appoint by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         1. The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001.

         2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees.

         3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence.

         4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                                Respectfully submitted,

                                                Frederick A. Rice (Chair)
                                                Norman S. Drubner, Esq.
                                                Melvin Meskin

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the name, age and position of each of the Company's executive officers as of April 22, 2002. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.

NAME                              AGE                              POSITION
----                              ---                              --------
Dean J. Yimoyines, M.D.            54     Chairman of the Board of Directors, Chief Executive Officer and President
William A. Blaskiewicz             39     Vice President and Chief Financial Officer
Christopher J. Walls, Esq.         38     Vice President, General Counsel and Secretary
Allan L.M. Barker, O.D.            54     President of the Professional Services Division
Gordon A. Bishop                   52     President of Connecticut Operations and the Buying Group
Stephen Cohen                      54     President of Cohen Systems
D. Blair Harrold, O.D.             55     President of Retail Optometry, North Carolina Operations
Jason M. Harrold                   32     President of the Managed Care Division

         See "Proposal 1 - Election of Directors" for biographical data with respect to Dean J. Yimoyines, M.D.

         Mr. Blaskiewicz has served as Chief Financial Officer of the Company since September 1, 2001. From February 1998 to August 2001, Mr. Blaskiewicz was Director of Finance, Corporate Controller and Vice President of Finance and, most recently, Chief Accounting Officer for the Company. From 1993 to 1998, Mr. Blaskiewicz held various positions, including Director of Budgeting, with Massachusetts Mutual Life Insurance Company. He holds an MBA from the University of Hartford and a BS in Accounting from Central Connecticut State University. Mr. Blaskiewicz is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Institute of Management Accountants. He is a Certified Public Accountant (CPA) in Connecticut and holds Certified

Management Accountant (CMA) and Certified in Financial Management (CFM) designations from the Institute of Management Accountants.

         Mr. Walls has served as Vice President and General Counsel of the Company since February 18, 2002. Prior to joining the Company, from December 2000 to February 2002, Mr. Walls was Vice President, Corporate Counsel and Corporate Secretary for Outpost.com, a technology company in Connecticut. Prior to that, from October 1999 to December 2000, he was Corporate Counsel, Vice President of Business Affairs and Assistant Corporate Secretary with Real Media Inc., an international technology start-up. Mr. Walls has also served as an in-house litigator with St. Paul Fire and Marine Insurance Company from December 1995 to October 1999, and was in private practice concentrating on litigation that included medical malpractice defense and complex insurance administrative proceedings. Mr. Walls received his Bachelor of Arts degree from the University of Dayton and his Juris Doctor degree from Widener University School of Law.

         Dr. Barker has served as President of the Company's Professional Services Division since August 1999, and was a director of the Company from August 1999 to January 2001. Dr. Barker was a senior executive officer and director of PrimeVision Health, Inc. from 1996 to 1999. He is a licensed optometrist with 26 years of experience in the eye care industry. From October 1989 to July 1996, Dr. Barker served as Co-President of Consolidated Eye Care, Inc., the parent company of AECC/Pearlman Buying Group and AECC Total Vision Health Plan, Inc. During this period, Dr. Barker also served as Vice President and Secretary of Optometric Eye Care Center, P.A. Dr. Barker received his Doctor of Optometry degree in 1975 from Southern College of Optometry in Memphis, Tennessee.

         Mr. Bishop has served as President of the Company's Buying Group since August 1999, and as President of the Company's Connecticut Operations since May 2001. From June 1998 to August 1999, Mr. Bishop directed the retail operations of OptiCare Eye Health Centers, Inc. Mr. Bishop has over 30 years of experience in the optical industry, having served in a variety of different capacities with companies in the United States and Canada. From August 1997 to April 1998, he served as Vice President of Operations for Public Optical. From July 1994 to April 1997, he served as Operations Manager for Vogue Optical. Mr. Bishop received his Business Administration Diploma from Confederation College of Applied Arts and Technology and subsequently obtained an Ophthalmic Dispensing Diploma from Ryerson Polytechnic University. He holds a variety of eye care professional certifications, including certification by the American Board of Opticianry, and he is a Fellow of the National Academy of Opticianry.

         Mr. Cohen has been President of Cohen Systems, an operating unit of the Company, since October 1999, at which time the Company acquired Cohen Systems. From 1986 to 1999, Mr. Cohen was President of C.C. Systems, now Cohen Systems. Cohen Systems develops and markets software for the eye care industry, including production, management and inventory systems for laboratories, optometrists, opticians and ophthalmologists. Mr. Cohen has over 30 years of experience in the optical industry.

         Dr. D. Blair Harrold has served as the President of the Company's Retail Optometry, North Carolina Operations, since August 13, 1999. Dr. Harrold founded Consolidated Eye Care, Inc. in 1989 and served as its co-president until its acquisition by PrimeVision Health, Inc. in

1996. From 1996 to 1999, Dr. Harrold served as a senior executive and director of PrimeVision Health, Inc. Dr. Harrold is a licensed optometrist, having graduated from Ohio State University with a Bachelor of Science degree in physiological optics and a Doctor of Optometry degree in 1971. Dr. Harrold also is President of Optometric Eye Care Center, P.A., a North Carolina professional association. He is a member of the American Optometric Association and the North Carolina State Optometric Association and is a Fellow in the American Academy of Optometry. Dr. Harrold is an uncle of Mr. Jason M. Harrold, President of the Company's Managed Care Division.

         Mr. Jason M. Harrold has served as President of the Company's Managed Care Division since August 2000. From January to July 2000, he served as Chief Operating Officer of the Division, before being appointed its President. Mr. Harrold served as Vice President of Operations from July 1999 to December 2000, and Vice President of Quality Management from July 1996 to June 1999 for the Managed Care Division of PrimeVision Health, Inc. From November 1993 to July 1996, Mr. Harrold was employed by Alcon Laboratories as a sales representative for its vision care division. Mr. Harrold graduated from the University of South Carolina in 1992 with a BS degree with dual majors in Business Administration for Management Science and Insurance and Economic Security. He earned an MBA from Appalachian State University in 1993. Mr. Jason M. Harrold is the nephew of Dr. D. Blair Harrold, President of the Company's Retail Optometry, North Carolina Operations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and each of the four other executive officers of the Company whose annual salary and bonus during 2001 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                  SECURITIES        ALL OTHER
                                                                                  UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR      SALARY ($)     BONUS ($)     OPTIONS (#)         ($) (7)
---------------------------                ----      ----------     ---------     -----------         -------
Dean J. Yimoyines, M.D. (1)               2001       410,000         33,106            0              25,372
Chairman of the Board of                  2000       410,000         28,505            0              15,127
Directors,  Chief Executive               1999       403,650         62,152        325,000(6)         10,671
Officer and President

Allan L.M. Barker, O.D. (2)               2001       150,000           0               0               3,000
President of  Professional                2000       150,000           0               0               3,000
Services Division                         1999       263,161           0               0               5,000

William A. Blaskiewicz (3)                2001       133,462          7,500            0               4,819
Vice President and                        2000       105,000           0               0               2,100
Chief Financial Officer                   1999        91,154          3,500         10,000               0

D. Blair Harrold, O.D. (4)                2001       150,000           0               0               3,000
President of  Retail Optometry,           2000       150,000           0               0               3,000
North Carolina Operations                 1999       263,485           0               0               3,566

Jason M. Harrold (5)                      2001       157,692         10,000            0               2,342
President of the Managed                  2000       122,740           0            45,000             2,455
Care Division                             1999        85,240         13,692         11,250             4,947

(1) The information includes the aggregate compensation paid by OptiCare Eye Health Centers, Inc. and OptiCare P.C. for the services of Dr. Yimoyines.

(2) The information includes the aggregate compensation paid by PrimeVision Health, Inc., and Consolidated Eye Care, Inc. for the services of Dr. Barker.

(3) The information includes the compensation paid by OptiCare Eye Health Centers, Inc., for the services of Mr. Blaskiewicz.

(4) The information includes the aggregate compensation paid by PrimeVision Health, Inc., and Consolidated Eye Care, Inc. for the services of Dr. Harrold.

(5) The information includes the aggregate compensation paid by PrimeVision Health, Inc., and Consolidated Eye Care, Inc. for the services of Mr. Jason Harrold.

(6) On August 13, 1999, the Company granted options to purchase 325,000 of Common Stock under its Performance Stock Program to Dr. Yimoyines.

(7) The executive officers were provided with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the rules promulgated under the Exchange Act. The amounts shown include, for the year ended December 31, 2001: (i) matching contributions by the Company under a 401(k) retirement savings plan maintained by the Company for each of Dr. Yimoyines ($3,400); Dr. Barker ($3,000); Mr. Blaskiewicz ($2,819); Dr. D.B. Harrold ($3,000); and Mr. J.M. Harrold ($2,342); (ii) insurance premiums paid by the Company on behalf of Dr. Yimoyines for disability insurance of $2,555; (iii) car allowance paid by the Company on behalf of Dr. Yimoyines of $13,200; and on behalf of Mr. Blaskiewicz of $2,000; and
      (iv) country club dues paid by the Company on behalf of Dr. Yimoyines of $6,217.

OPTIONS GRANTED IN 2001

The Company granted no options or stock appreciation rights to the Company's Named Executive Officers or other employees during 2001. However, on January 4, 2002, the Company granted to the chief executive officer, and to certain other officers and key employees, options to purchase a total of 1,305,000 shares of Common Stock. The options, which were awarded under terms of the Performance Program and in connection with the Company's January 2002 capital restructuring, are described in more detail below under "Report on Executive Compensation by the Compensation Committee - Compensation of the Chief Executive Officer and President."

AGGREGATE OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

         The following table contains certain information regarding options to purchase Common Stock held as of December 31, 2001, by each of the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2001. The stock options listed below were granted without tandem stock appreciation rights. The Company has no freestanding stock appreciation rights outstanding.

                                        NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                                             AT 12/31/01                            12/31/01
                                  --------------------------------  ------------------------------------
NAME                               EXERCISABLE   NON-EXERCISABLE        EXERCISABLE     NON-EXERCISABLE
------------------------------------------------------------------  ------------------------------------
Dean J. Yimoyines, M.D.              448,950         162,500                 0                 0
William A. Blaskiewicz                10,868           5,000                 0                 0
Jason M. Harrold                      19,228          39,376                 0                 0

COMPENSATION PLANS

         The Company maintains the following plans for the benefit of employees, including directors and executive officers:

         o    Performance Stock Program;
         o    1999 Employee Stock Purchase Plan;
         o    2000 Professional Stock Purchase Plan;
         o    2002 Stock Incentive Plan;
         o    401(k) plans; and
         o    Health and other insurance plans.

         The Company does not currently maintain a defined benefit pension plan or other actuarial retirement plan for its named executive officers or otherwise.

PERFORMANCE STOCK PROGRAM

General

         The Company's Performance Stock Program (the "Performance Program") was adopted by the Board of Directors on May 14, 1999, and approved by the Company's stockholders on August 13, 1999. The Performance Program provides for the issuance of awards of an aggregate maximum of up to the lesser of: (a) 3,000,000 shares of the Company's Common Stock, or (b) 15% of the sum of: (1) the number of shares outstanding at the time the limitation in this clause (b) is calculated, (2) the number of shares subject to options and performance shares then outstanding, and (3) the number of shares then available for future awards under the Performance Program. Awards under the Performance Program were authorized to include incentive stock options (i.e., eligible for favorable treatment under Section 422 of the Internal Revenue Code), nonqualified stock options, restricted stock, performance shares or cash units.

         All incentive stock options under the Performance Program terminate on the earlier of the expiration date or one year following termination of employment due to disability or death. Upon termination of employment for any reason other than disability or death, all options will expire on the earlier of their expiration date or ninety days following termination of employment, unless otherwise provided in an applicable agreement or instrument. Non-qualified stock options may be subject to the same provisions with respect to termination, or may contain such other provisions as the Compensation Committee determines. Options are not transferable or assignable other than by will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant, except that the Compensation Committee may, in its sole discretion, allow for transfers of awards (other than incentive stock options) to other persons or entities. In the event of a change in control of the Company, as defined in the Performance Program, all awards will become fully vested and all options will become immediately exercisable if the Compensation Committee so provides, if an award so provides or if an employment agreement with a recipient of an award so provides.

         As of April 10, 2002, awards with respect to a total of 2,260,667 shares of Common Stock had been made under the Performance Program. The number of shares remaining with respect to which awards had not been made as of April 10, 2002 was 820. No further awards will be made under the Performance Program. Awards made under the Performance Program will remain outstanding according to the terms of such awards.

1999 EMPLOYEE STOCK PURCHASE PLAN

         The Company's 1999 Employee Stock Purchase Plan (the "1999 Plan") was adopted by the Company's Board of Directors on May 14, 1999, and approved by the Company's stockholders on August 13, 1999. The 1999 Plan was amended and restated by the Company's Board of Directors on March 27, 2000 in order to allow for the purchase of fractional shares of Common Stock and to reduce the number of shares of Common Stock available for issuance to the extent of the Company's Common Stock issued under the Company's 2000 Professional Employee Stock Purchase Plan, which plan is described below. The 1999 Plan is administered by the Compensation Committee. Eligible employees elect to participate in the 1999 Plan by contributing a portion of their compensation (not to exceed the lesser of 20% of base pay or $21,250) to purchase shares of Common Stock under the 1999 Plan. Effective July 2001, the Company suspended the purchase of shares under the 1999 Plan, and such suspension has been in effect continuously since then.

2000 PROFESSIONAL EMPLOYEE STOCK PURCHASE PLAN

         The 2000 Professional Employee Stock Purchase Plan (the "2000 Plan") allows for the participation of optometrists and ophthalmologists employed by professional corporations affiliated with the Company through professional service agreements. The terms of this second plan are identical to the 1999 Plan except that: (i) optometrists and ophthalmologists employed by professional corporations affiliated with the Company may be eligible to participate in the 2000 Plan and (ii) the 2000 Plan does not qualify as a plan adopted under
Section 423 of the Internal Revenue Code of 1986, as amended. In aggregate, 450,000 shares are available for issuance under the 1999 Plan and the 2000 Plan. Effective July 2001, the Company suspended the purchase of shares under the 2000 Plan, and such suspension has been in effect continuously since then.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

         See "Proposal 2 - Approval of the Amended and Restated 2002 Stock Incentive Plan - Summary of the Amended and Restated 2002 Stock Incentive Plan" and Appendix A for information about the 2002 Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Delaware General Corporation Law, the Company's certificate of incorporation, as amended, provides that no director will be personally liable to the Company or the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         o For any breach of the director's duty of loyalty to the Company or the Company's stockholders;

         o For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o    Under Section 174 of the Delaware General Corporation Law; and

         o For any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation, as amended, and By-laws generally provide that it must indemnify the Company's directors and officers to the fullest extent permitted by Delaware law, including payment in advance of a final disposition of a director's or officer's expenses and attorneys' fees incurred in defending any action, suit or proceeding. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

         The Company has entered into indemnification agreements with each of its directors. These indemnification agreements provide for the indemnification by the Company of its directors for liability for acts and omissions as directors. The Company believes that indemnification agreements are necessary to attract and retain qualified persons as directors.

         The Company currently maintains an executive liability insurance policy, which provides coverage for directors and officers. Under this policy, the insurer agreed to pay, subject to certain exclusions, any claim made against any of the Company's directors or officers for a wrongful act by any such director or officer. The policy, however, only covers the portion of securities claims which exceeds a "Retention" (or deductible) amount of $250,000.

         The Company has created an OptiCare Directors' & Officers' Trust pursuant to which it has placed $150,000 in a bank account under the control of a member of its Board of Directors, as Trustee. Funds may be disbursed from the Trust to cover the deductible amount in instances where a claim has been made as to which the Company has an indemnification obligation. The Trust terminates on the earlier of November 6, 2004 (provided no claims are outstanding on that date) or the date on which the Company's net worth reaches $30 million.

         The Company has also created an OptiCare Directors' & Officers' Tail Policy Trust for the purchase of a tail policy for the benefit of any of its directors and officers who are covered under its current directors' and officers' liability insurance policy. Pursuant to the Trust, the Company has placed $225,000 in a bank account under the control of a member of its Board of Directors, as Trustee. Funds may be disbursed from the Trust to pay the premium required to purchase a directors' & officers' tail policy having a three-year term and having protections substantially similar to the directors' & officers' company liability policy in effect as of January 10, 2002 in the event the current policy lapses or is terminated and is not replaced.

         There is no pending litigation or proceeding involving any of the Company's directors, officers, employees or agents as to which any such person is seeking indemnification from the Company, other than an action commenced in January 2002 against the Company and Dr. Yimoyines for which the Company is authorized to indemnify Dr. Yimoyines.

         REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

COMPENSATION POLICY

         The policy of the Compensation Committee is to determine or recommend compensation of the Company's officers reflecting the contribution of such officers to growth in revenue and earnings, the implementation of strategic plans consistent with long term growth objectives and the enhancement of stockholder value. Contributions to the specific corporate and business unit objectives are evaluated in setting compensation policy, including growth in revenue and earnings in the Company's three divisions, the development of new business opportunities and other strategic initiatives. The Company's compensation program consists of base salary, bonus and long-term incentive compensation comprised of the award of stock options and restricted stock under the Company's Performance Program. Compensation decisions, other than base compensation for executive officers with multi-year contracts, are generally made on a calendar year basis.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND PRESIDENT

         During the year ended December 31, 2001, the Chief Executive Officer of the Company received no compensation other than pursuant to his employment agreement with the Company, which was approved by the Compensation Committee and the Board of Directors of the Company during 1999.

         On January 4, 2002, the Board of Directors awarded stock options to Dr. Yimoyines and certain of the other executive officers and key employees of the Company. The options, which were awarded under terms of the Performance Program and in connection with the Company's capital restructuring transactions, were intended to: (1) align executive interest with stockholder interest by creating a direct link between compensation and stockholder return; (2) assure that executives maintain a significant long-term interest in the Company's success; and (3) help retain key employees in a competitive market.

                                              Respectfully submitted,

                                              Norman S. Drubner, Esq.
                                              Frederick A. Rice


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Drubner and Rice served on the Compensation Committee in the year ended December 31, 2001. During 2001, no executive officer of the Company
(i) served as a member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

PERFORMANCE GRAPH

         The following graph compares the performance of an investment of $100.00 in the Company's Common Stock with the performance of an investment of $100.00 in the CRSP NASDAQ Health Index (a published industry index), and the American Stock Exchange Composite Index, for the period from August 16, 1999 (the first day on which the Company's Common Stock was publicly traded on the American Stock Exchange and the first trading day after the closing of the mergers with PrimeVision Health, Inc., and OptiCare Eye Health Centers, Inc.) through December 31, 2001. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                                  [LINE CHART]

                                                        PERIOD ENDING
                                       -----------------------------------------------
                                       08/16/99     12/31/99     12/29/00     12/31/01
                                       -----------------------------------------------
Opticare Health Systems, Inc.           $100.00       $50.91        $7.27        $2.18
CSRP Index for NASDAQ Health Services    100.00        92.10       126.42       136.69
AMEX Composite                           100.00       112.50       115.17       108.74

EMPLOYMENT AGREEMENTS

         Key provisions of the employment agreements with Dr. Yimoyines, Mr. Blaskiewicz, Dr. Barker, Dr. D. Blair Harrold, Mr. Jason Harrold and Mr. Walls are summarized below.

         Dean J. Yimoyines, Chairman, Chief Executive Officer and President. The term of Dr. Yimoyines' employment agreement is three years, expiring August 13, 2002. It is automatically renewable for additional one year terms unless either party gives six months' notice. Dr. Yimoyines may terminate his employment agreement without cause upon six months notice. Dr. Yimoyines' annual base salary and guaranteed bonus is $410,000, and he may receive performance-based bonuses as determined by the Board of Directors, up to 100% of base salary plus guaranteed bonus, subject to the achievement of goals established for each calendar year by the Board of Directors or the Compensation Committee. Dr. Yimoyines is entitled to a disability benefit consisting of full base salary and guaranteed bonus for the first six months of a disability, and thereafter 65% of base salary, guaranteed bonus and performance-based bonus earned as of the date of disability and to a life insurance policy on his life in the amount of $1,500,000 payable to a beneficiary designated by Dr. Yimoyines. If his employment is terminated on account of disability or without cause by the Company, or if the agreement is not renewed at the end of the initial three year term, Dr. Yimoyines shall receive a lump sum payment in an amount equal to three times total compensation for the year prior to termination, plus continuation of all benefits for a period of three years after termination. If: (a) during the three year period following a change in control, Dr. Yimoyines' duties are materially diminished, his principal place of employment is moved more than 50 miles, or his employment is terminated on account of disability or by the Company without cause or by now-renewal of the agreement, or (b) Dr. Yimoyines voluntarily terminates his employment during the one year period following a change in control, then Dr. Yimoyines shall receive severance pay equal to three times total compensation for the year ended prior to the change in control. If Dr. Yimoyines' employment is not terminated at the Company's election, including a termination on account of non-renewal after the initial 3-year term, then: (1) during the term of the agreement and for a period of 18 months after the date of termination of employment, Dr. Yimoyines shall not engage in the practice of any branch of ophthalmology or ophthalmic surgery in any capacity in Connecticut or any portion of any other state where the Company actively conducts business; and
(2) for the 12-month period following termination, Dr. Yimoyines may not render services to any organization which is engaged in: (a) researching, developing, marketing or selling any eye wear or eye care product, process or service or (b) management of an ophthalmic medical practice which competes with any of the Company's products, processes or services.

         It is the Company's expectation that Dr. Yimoyines' employment agreement will be amended and extended during the second quarter of 2002.

         William A. Blaskiewicz, Vice President, Chief Financial Officer. Mr. Blaskiewicz's employment agreement began on September 1, 2001, and continues until terminated by either party. His base annual salary, excluding the cost of certain perquisites, is $145,000. He may receive discretionary bonuses as authorized by the Company. Mr. Blaskiewicz may terminate the agreement for any reason upon 90 days' notice. If the Company terminates Mr. Blaskiewicz's employment agreement without cause, then he shall receive: (a) a severance payment equal to his base salary for 12 months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during the 12 months from the date of termination. The following shall be deemed a termination of the agreement, if, during the term of the agreement, the Company: (a) requires Mr. Blaskiewicz to relocate permanently outside of Connecticut, (b) render services other than those customarily performed by CFO's, (c) materially increases or decreases his duties or responsibilities. In the event of a deemed termination Mr. Blaskiewicz shall receive: (a) a severance payment equal to his base salary for 12 months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during the 12 months from the date of termination. Additionally, During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Mr. Blaskiewicz may not render services directly or indirectly to any organization that competes with a product, process or service of the Company.

         Allan L.M. Barker, O.D., President, Professional Services Division. The term of Dr. Barker's agreement is seven years, expiring August 13, 2006, and is automatically renewable for subsequent one year terms unless either party gives six months' prior notice. Dr. Barker may terminate the agreement without cause upon six months' notice. Base annual salary is $150,000, subject to cost of living adjustments on the third and sixth anniversary dates. Dr. Barker may receive performance-based bonuses as determined by the Board of Directors, subject to the achievement of goals established for each calendar year by the Board of Directors or the Compensation Committee, up to 100% of base salary. If Dr. Barker is disabled, he receives full base salary for the first three months. Dr. Barker is entitled to receive a death benefit of $150,000. If he is terminated by the Company without cause, he is entitled to a lump sum payment equal to the base salary he would have received from the date of termination to the end of the term, and continuation of benefits to the end of the term. If he terminates his employment with the Company following a change in control, he is entitled to a lump sum payment equal to one year of base salary. During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Dr. Barker may not render services directly or indirectly to any organization which is engaged in: (1) researching, developing, marketing or selling any eye wear or eye care product, process or service which competes with the Company, or (2) managing the business practice of ophthalmologists, optometrists, or opticians.

         D. Blair Harrold, O.D., President, Retail Optometry, North Carolina Operations. The term of Dr. Harrold's agreement is seven years, expiring August 13, 2006, and is automatically renewable for subsequent one year terms unless either party gives six months' prior notice. Dr. Harrold may terminate the agreement without cause upon six months' notice. Base annual salary is $150,000, subject to cost of living adjustments on the third and sixth anniversary dates. Dr. Harrold may receive performance-based bonuses as determined by the Board of Directors, subject to the achievement of goals established for each calendar year by the Board of Directors or the Compensation Committee, up to 100% of base salary. If Dr. Harrold is disabled, he receives full base salary for the first three months. Dr. Harrold is entitled to receive a death benefit of $150,000. If Dr. Harrold is terminated by the Company without cause, he is entitled to a lump sum payment equal to the base salary he would have received from the date of termination to the end of the term, and continuation of benefits to the end of the term. If he terminates his employment with the Company following a change in control, he is entitled to a lump sum payment equal to one year of base salary. During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Dr. Harrold may not render services directly or indirectly to any organization which is engaged in: (1) researching, developing, marketing or selling any eye wear or eye care product, process or service which competes with the Company, or (2) managing the business practice of ophthalmologists, optometrists, or opticians.

         Jason M. Harrold, President, Managed Care Division. The term of the agreement is two years expiring June 30, 2002 and is automatically renewable for subsequent one year terms unless either party gives the other six months' notice prior to the renewal date. Mr. Harrold's annual base salary during the term of the agreement is $150,000 to September 2, 2001, and $175,000 to June 30, 2002. He may receive performance-based bonuses as determined by the Board of Directors, subject to the achievement of goals established for each calendar year by the Board of Directors or the Compensation Committee, of up to 100% of base salary. Mr. Harrold may terminate the agreement without cause upon six months' notice and the Company may terminate without cause at any time upon notice. If Mr. Harrold is terminated without cause, he is entitled to a lump sum payment of 12 months' base salary plus benefits for a 12-month period. If Mr. Harrold becomes disabled, he is entitled to full base salary for the first three months, and, thereafter, as allowed by a long-term disability policy provided by the Company, 60% of base salary plus performance-based bonus earned as of the date of disability. During the term of the agreement and for a period of 18 months after termination, subject to certain exceptions, Mr. Harrold may not render services directly or indirectly to any organization which is engaged in:
(1) the managed eye care business, (2) the optical buying group business, or (3) the business of owning or managing the practice of ophthalmologists, optometrists, opticians, ambulatory or refractive surgery facilities or providing services to such organizations. If, during the one year period following a change in control of the Company, Mr. Harrold's duties are materially diminished, his principal place of employment is moved more than 50 miles, or his employment is terminated by the Company without cause or by non-renewal of the agreement, then he shall receive a lump sum payment equal to his annual base salary.

         Christopher J. Walls, Vice President and General Counsel. Mr. Walls' annual base salary, excluding the cost of certain perquisites, is $150,000. He is eligible for a annual, performance-based bonuses, as determined by the Board of Directors, of up to $25,000. Following Board of Director approval, Mr. Walls received, pursuant to the 2002 Stock Incentive Plan, options to purchase up to 125,000 shares of Common Stock at an exercise price equal to the fair market value of the Stock on March 19, 2002, which options vest at the rate of 25% per year over four years commencing March 19, 2002. Mr. Walls also received 25,000 shares of restricted Common Stock, which shares vest at the rate of 25% per year over four years commencing March 19, 2002. Mr. Walls may terminate the agreement for any reason without notice. If the Company terminates Mr. Walls' employment agreement without cause, then he shall receive: (a) a severance payment equal to his base salary for 3 months from the date of termination, and (b) payment for any benefits which are required to be continued under COBRA during such period as is then mandated by law commencing with the date of termination. If the Company terminates Mr. Walls' employment agreement without cause or in the event of a change in control of the Company, Mr. Walls' stock option grant and restricted stock grant shall become immediately vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPTICARE, P.C. PROFESSIONAL SERVICES AND SUPPORT AGREEMENT

         OptiCare Eye Health Centers, Inc. has entered into a Professional Services and Support Agreement with OptiCare P.C., a Connecticut professional corporation, effective December 1, 1995. Dr. Yimoyines, the Chairman of the Board, Chief Executive Officer and President of the Company, and a beneficial holder of 9% of the Company's outstanding Voting Stock, is the sole stockholder of OptiCare, P.C. Pursuant to that agreement, OptiCare P.C. employs medical personnel and performs all ophthalmology and optometry services at the Company's facilities in Connecticut. The Company selects and provides the facilities at which the services are performed and it is the exclusive provider of all administrative and support services for the facilities operated by OptiCare P.C. pursuant to this agreement. The Company bills and receives payment for the services rendered by OptiCare P.C. and in turn pays OptiCare P.C. a service fee pursuant to a compensation plan mutually agreed to each year. The Company owns all the rights to the "OptiCare" name and, under the terms of the agreement, if the agreement with OptiCare P.C. is terminated, OptiCare P.C. must change its name and discontinue using the OptiCare name. The agreement expires on December 1, 2002 and automatically renews for successive two year terms unless either party terminates the agreement at least 180 days before the next renewal date.

OPTOMETRIC EYE CARE CENTER, P.A. PROFESSIONAL SERVICES AND SUPPORT AGREEMENT

         Through one of the Company's subsidiaries, Consolidated Eye Care, Inc. (renamed OptiCare Eye Health Network and now, through merger, incorporated into the Company's subsidiary, PrimeVision Health, Inc.), the Company entered into a Professional Services and Support Agreement with Optometric Eye Care Center, P.A., a North Carolina professional association, effective August 10, 1999. Drs. Allan L.M. Barker, President of the Company's Professional Services Division, and D. Blair Harrold, President of the Company's Retail Optometry, North Carolina Operations, own all the capital stock of Optometric Eye Care Center, P.A. Pursuant to that agreement, Optometric Eye Care Center, P.A. employs optometrists and performs all optometry services at the Company's facilities in North Carolina. The Company selects and provides the facilities at which the services are performed and provides all administrative and support services for the facilities operated by Optometric Eye Care Center, P.A. pursuant to this agreement. The professionals employed by Optometric Eye Care Center, P.A. make all patient care decisions. The Company submits claims and collects payment on behalf of Optometric Eye Care Center, P.A. for the services rendered at the facilities by Optometric Eye Care Center, P.A. Out of these collections, the Company pays for all the expenses arising out of the operation of Optometric Eye Care Center, P.A. and provides compensation to Optometric Eye Care Center, P.A.'s professional employees, pursuant to a professional compensation plan mutually agreed to by the parties each year. The Company owns all the rights to the trade names used at the practice locations under the terms of the agreement. If the Services Agreement with Optometric Eye Care Center, P.A. is terminated, Optometric Eye Care Center, P.A. must change its name to a name substantially dissimilar from the Company's trade names. The agreement expires in 15 years and automatically renews for successive five-year terms unless either party terminates the agreement at least 180 days before the next renewal date.

Settlement with Optometric Eye Care Center, P.A.

         In 1996, Drs. Allan L.M. Barker and D. Blair Harrold, majority shareholders in both Optometric Eye Care Center, P.A. and Consolidated Eye Care, Inc., sold Consolidated Eye Care to PrimeVision Health, Inc. At the same time, Drs. Barker and Harrold became executive officers and directors of PrimeVision. Consolidated Eye Care and Optometric Eye Care Center, P.A. had previously entered an administrative services agreement which continued after the sale of Consolidated Eye Care to PrimeVision.

         In early 1999, Drs. Barker and Harrold began proceedings to terminate the administrative services agreement between Consolidated Eye Care and Optometric Eye Care Center, P.A. and to submit their resignations from PrimeVision forthwith. In conjunction with these actions, Drs. Barker and Harrold submitted a Request for Declaratory Ruling from the North Carolina Board of Examiners in Optometry and instituted a lawsuit in North Carolina Superior Court, asking the court to grant a temporary restraining order, which was issued, enjoining, among other things, the mergers of PrimeVision and OptiCare Eye Health Centers, Inc., which mergers formed the Company.

         On April 9, 1999, Drs. Barker and Harrold entered into a Settlement Agreement among Optometric Eye Care Center, P.A., PrimeVision, Consolidated Eye Care and the other parties to the lawsuit. The transactions called for in the Settlement Agreement closed on August 13, 1999, at the same time as the mergers. Following are the material terms of the Settlement Agreement:

         1. Drs. Barker and Harrold were required to sign a succession agreement allowing their ownership of Optometric Eye Care Center, P.A. to be transferred to another doctor of optometry licensed in North Carolina who was acceptable to the Company. (As discussed below, they have not signed the succession agreement.)

         2. Consolidated Eye Care (now PrimeVision) and Optometric Eye Care Center, P.A. entered into the aforementioned Services Agreement with an initial 15 year term and automatic renewals for five years each. The Services Agreement was approved by a consent order issued by the Board of Examiners in Optometry, which retained a ten-year oversight role with respect to Optometric Eye Care Center, P.A..

         3.   $2.5 million in cash was paid to Drs. Barker and Harrold.

         4. PrimeVision issued additional shares of its common stock to Drs. Barker and Harrold such that, together with shares previously issued to them, they would own 32% of PrimeVision's total common stock calculated on a primary basis immediately prior to the mergers. This share grant satisfied a note receivable in the amount of $364,896 plus accrued interest held by Consolidated Eye Care and all other alleged claims.

         5. Drs. Barker and Harrold entered into new employment agreements with the Company that became effective on August 13, 1999.

         6. Drs. Barker and Harrold were granted the right, in the event of a bankruptcy, to purchase six retail business operations in North Carolina.

         7.   Dr. Barker was named as one of the Company's directors.

Recent Developments Concerning Optometric Eye Care Center, P.A.

         Despite having agreed to sign and implement the succession agreement, allowing ownership of Optometric Eye Care Center, P.A. to be transferred to another doctor of optometry, Drs. Barker and Harrold never did so. Thus, they maintain nominal ownership of Optometric Eye Care Center, P.A. The latter is the contracting party with the doctors of optometry who practice at the eye care centers in North Carolina which are operated by the Company's subsidiary, PrimeVision.

         On January 9, 2001, Dr. Barker submitted his resignation from the Company's Board of Directors.

         On February 2, 2001, Optometric Eye Care Center, P.A. offered to purchase all assets of the "retail optometry operations"--essentially the North Carolina optometry business of PrimeVision--for $2.5 million plus certain other consideration. The Company, which considered this offer wholly inadequate, did not formally respond to the offer by the date of its expiry, February 21, 2001.

         On February 22, 2001, Optometric Eye Care Center, P.A. gave the Company notice of its intent to terminate the Services Agreement between itself and the Company's subsidiary, PrimeVision. The notice alleged numerous breaches of contractual obligations due to Optometric Eye Care Center, P.A. from PrimeVision and gave the Company the contractually provided 60 days to cure the alleged breaches. The Company adamantly denies that such alleged material breaches have occurred.

         On April 5, 2001, an agreement was reached to toll the running of the 60-day cure period, which began when Optometric Eye Care Center, P.A. gave the Company notice of its intent to terminate the Services Agreement. Although that tolling agreement was renewed on several occasions through 2001, it has currently expired.

         The Company has reached an agreement in principle with Optometric Eye Care Center, P.A. and Drs. Barker and Harrold that, if consummated, would resolve the dispute. The agreement in principle contemplates that the parties would enter into a transaction wherein Optometric Eye Care Center, P.A. or another entity that is controlled by Drs. Barker and Harrold would purchase the assets and assume certain liabilities of the Company's North Carolina professional optometric practices and retail optometry sales business. The proposed sale would not include the Company's other North Carolina operations (i.e., its Managed Care Division and Buying Group). The parties have not entered into a binding written agreement regarding the proposed transaction, and there can be no assurance that a settlement will occur or that the parties will consummate the proposed transaction.

         If Optometric Eye Care, P.A. moves to enforce termination of the Services Agreement, the Company will vigorously challenge its right to terminate the agreement and will take all appropriate steps to protect its interests. Such steps will include, as appropriate, litigation and/or administrative proceedings to enforce the April 1999 Settlement Agreement and to provide for the orderly continuation of Optometric Eye Care, P.A.'s optometry practice. The Company believes that it is in substantial compliance with the Services Agreement and has made clear that it will take any appropriate step to cure any noncompliance should it be determined that such is necessary. Additionally, neither termination of the Services Agreement nor transfer of the ownership of Optometric Eye Care, P.A. would have a direct impact on the employment status of Drs. Barker and Harrold as officers of the Company.

         Termination of the Services Agreement could have material adverse consequences for the Company's ability to continue to operate its North Carolina eye care and retail optometry centers. This is so because while the Company would still have access to the centers themselves, still own the equipment therein and still employ the non-medical staff at those centers, it would no longer have a contractual relationship with the Professional Association which employs the doctors who practice in those centers.

Issues Before the North Carolina State Board of Examiners in Optometry

         On or about August 8, 2001, the Company's affiliate, Optometric Eye Care Center, P.A., and Allan Barker, O.D. and D. Blair Harrold, O.D., who are officers of the Company, received a request for information from the North Carolina State Board of Examiners in Optometry in exercise of its continuing authority to oversee the implementation of a consent order entered in December 1999. Optometric Eye Care Center, P.A. is a North Carolina professional association licensed to practice optometry, which is wholly owned by Drs. Barker and Harrold. The employment of Drs. Barker and Harrold by the Company is governed by separate employment agreements which are independent of their ownership of Optometric Eye Care Center, P.A. The Company, through its wholly-owned subsidiary, PrimeVision Health, Inc., has a Professional Services and Support Agreement with Optometric Eye Care Center, P.A. pursuant to which the Company provides management services to Optometric Eye Care Center, P.A., and Optometric Eye Care Center, P.A. provides optometry services to managed care plans and other arrangements involving the Company. This agreement was approved by and attached to the Board's Consent Order. Optometric Eye Care Center, P.A. and Drs. Barker and Harrold provided the Board with information pursuant to the request.

         Thereafter, on November 15, 2001, the Board's counsel convened an informal meeting of counsel to discuss the information provided by the parties and invited PrimeVision to participate. At the informal meeting, Optometric Eye Care Center, P.A. and Drs. Barker and Harrold contended that the Board should review a broad array of issues between Optometric Eye Care Center, P.A. and the Company. The Company contended that these issues extend well beyond the Board's inquiry into the implementation of the consent order. Optometric Eye Care Center, P.A. and Drs. Barker and Harrold further claimed that the Company has violated the doctrine prohibiting the corporate practice of medicine by excessively controlling Optometric Eye Care Center, P.A. and refusing to honor all provisions of the Services Agreement which was entered into in 1999, and treating it as a controlled subsidiary. Optometric Eye Care Center, P.A. and Drs. Barker and Harrold further contend that the Services Agreement may have become unlawful because of changes in the corporate practice doctrine. Further, Optometric Eye Care Center, P.A. and Drs. Barker and Harrold maintain that they are not bound by the April 1999 Settlement Agreement requiring them to enter into a succession agreement (under which they would have allowed their ownership of Optometric Eye Care Center, P.A. to be transferred to another doctor of optometry licensed in North Carolina subject to Board approval), as this provision was either waived by the Company or on grounds that such a provision violates the corporate practice doctrine.

         The Company denies that it has waived the requirement that Drs. Barker and Harrold enter into a succession agreement and further contends that enforcement of such a provision does not violate the corporate practice of medicine doctrine. Additionally it maintains that it has substantially complied with the Services Agreement, has not exercised excessive control over Optometric Eye Care Center, P.A. and does not treat Optometric Eye Care Center, P.A. as a controlled subsidiary for purposes of the corporate practice of medicine doctrine.

         The parties have submitted memoranda outlining their respective positions to the Board.

         The Company has reached an agreement in principle with Optometric Eye Care Center, P.A. and Drs. Barker and Harrold that, if consummated, would resolve the dispute. The agreement in principle contemplates that the parties would enter into a transaction wherein Optometric Eye Care Center, P.A. or another entity that is controlled by Drs. Barker and Harrold would purchase the assets and assume certain liabilities of the Company's North Carolina professional optometric practices and retail optometry sales business. The proposed sale would not include the Company's other North Carolina operations (i.e., its Managed Care Division and Buying Group). The parties have not entered into a binding written agreement regarding the proposed transaction, and there can be no assurance that a settlement will occur or that the parties will consummate the proposed transaction.

         As a result of the aforementioned proposed settlement, a previously scheduled pre-hearing conference and a hearing before the North Carolina State Board of Examiners in Optometry have been postponed and have not yet been rescheduled. While the Board has indicated that Drs. Barker and Harrold and Optometric Eye Care Center, P.A., as its licensees, are the nominal parties with respect to whom the regulatory proceeding was initiated, the Board has given the Company the opportunity to be present at the pre-hearing conference where the issues that will proceed to hearing will be determined. Further, it has afforded each party the opportunity to file submissions addressing the issue as to whether the Company may participate in the hearing and, if so, its status at the hearing. Though the Company strongly believes in the merits of its position and intends to vigorously defend that position, no assurance can be given that it will be able to directly participate in the hearing or that there will be a favorable outcome.

CERTAIN LEASES

         OptiCare Eye Health Centers, Inc. is the tenant under a Lease Agreement dated September 1, 1995 with O.C. Realty Associates Limited Partnership, as landlord. The leased premises are located in New Milford, Connecticut and are used for the practice of ophthalmology and optometry and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is 15 years. During the first five years of the leasehold term, OptiCare Eye Health Centers, Inc. pays a minimum annual rental to O.C. Realty Associates Limited Partnership of $50,400, subject to adjustment at the end of the first five years and every five years thereafter plus all taxes, assessments, utilities and insurance related to the property being leased. In addition, OptiCare Eye Health Centers, Inc. has guaranteed the mortgage of O.C. Realty Associates Limited Partnership, the amount of which was approximately $102,777 as of December 31, 2001. Dean J. Yimoyines, M.D., Chairman of the Board, Chief Executive Officer and President of the Company, John Yimoyines, brother of Dr. Yimoyines, and Steven Ditman, former officer and director, each owns a 4.11% interest in O.C. Realty Associates Limited Partnership.

         OptiCare Eye Health Centers, Inc. is the tenant under a Lease Agreement dated September 1, 1995 with French's Mill Associates, as landlord. The leased premises are located in Waterbury, CT and are used for the practice of ophthalmology and optometry, an ambulatory surgery center, and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is fifteen years. Under the Lease Agreement, during the first five years of the leasehold term, OptiCare Eye Health Centers, Inc. pays annual rental to French's Mill Associates of $681,950, subject to adjustment at the end of the first five years and every five years thereafter. In addition, OptiCare Eye Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased. Linda Yimoyines and John Yimoyines each owns a 14.28% interest in French's Mill Associates.

         OptiCare Eye Health Centers, Inc. is the tenant under a Lease dated September 30, 1997 with French's Mill Associates II, LLP, as landlord. The leased premises are located in Waterbury, CT and are the location of the Company's main headquarters. The term of the lease is fifteen years. Under the lease as amended effective June 1, 2000 to include additional space, during the first five years of the leasehold term, OptiCare Eye Health Centers, Inc. pays a minimum annual rental to French's Mill Associates II, LLP of $97,323, subject to adjustment at the end of the first five years and every five years thereafter. In addition, OptiCare Eye Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased. Linda Yimoyines and John Yimoyines each owns a 12.5% interest in French's Mill Associates II, LLP.

         OptiCare Eye Health Centers, Inc. is also the tenant under a second Lease Agreement dated September 1, 1995 with French's Mill Associates II, L.L.P. as landlord. The leased premises are located in Waterbury, CT and are also part of the Company's main headquarters. The term of the lease is fifteen years. Pursuant to the Lease Agreement, during the first five years of the leasehold term, OptiCare Eye Health Centers, Inc. pays a minimum annual rental to French's Mill Associates II of $54,210, subject to adjustment at the end of the first five years and every five years thereafter. OptiCare Eye Health Centers, Inc. currently pays annual rent of $67,522. In addition, OptiCare Eye

Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased.

         O.N.B. Associates owns approximately a 25% interest in Cross Street Medical Building Partnership, the landlord under a lease dated March 1, 2001. The leased premises are located in Norwalk, CT and are used for the practice of ophthalmology and optometry and incidental activities such as the sale of eyeglasses and corrective lenses. The term of the lease is five years. Under the lease, OptiCare Eye Health Centers, Inc. pays a minimum annual rental to Cross Street Medical Building Partnership of $101,087. In addition, OptiCare Eye Health Centers, Inc. pays all taxes, assessments, utilities and insurance related to the property being leased. Linda Yimoyines and John Yimoyines each owns an 11% interest in O.N.B. Associates and Steven Ditman, former officer and director of the Company, owns a 1.5% interest in O.N.B. Associates.

         PrimeVision Health, Inc., as a result of a merger with OptiCare Eye Health Network, formerly know as Consolidated Eye Care, Inc., is the tenant under a Lease Agreement dated March 1, 1997 with Harrold Barker Investment Company (a partnership owned directly or indirectly by Drs. Barker and Harrold and certain family members). The leased premises are located in Rocky Mount, North Carolina and are used for HMO offices. The term of the lease is five years commencing on August 1, 1997. Under the lease, PrimeVision Health, Inc. pays an annual rental of $13,500 and $14,850 during the first two years and second two years, respectively In addition PrimeVision Health, Inc. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased. The Company currently pays an annual rent of $14,850 and has not yet determined if it will renew this lease.

         PrimeVision Health, Inc., as a result of a merger with OptiCare Eye Health Network, formerly know as Consolidated Eye Care, Inc., is the tenant under a Lease Agreement dated March 1, 1997 with Harrold Barker Investment Company (a partnership owned directly or indirectly by Drs. Barker and Harrold and certain family members). The leased premises are located in Rocky Mount, North Carolina and are used for HMO executive offices. The term of the lease is five years commencing on May 1, 1997. Under the lease, PrimeVision Health, Inc. pays an annual rental of $42,409 and $46,448 for 4,000 sq. ft. during the first two years and second two years respectively. In addition, PrimeVision Health, Inc. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased. The Company currently pays an annual rent of $46,448 and has not yet determined if it will renew this lease.

         PrimeVision Health, Inc., as a result of a merger with OptiCare Eye Health Network, formerly know as Consolidated Eye Care, Inc., is the tenant under a Lease Agreement dated March 1, 1997 with Harrold Barker Investment Company (a partnership owned directly or indirectly by Drs. Barker and Harrold and certain family members). The leased premises are located in Rocky Mount, North Carolina and are used as an operations center. The term of the lease is five years commencing on May 1, 1997. Under the lease, PrimeVision Health, Inc. pays an annual rental of $122,467 and $137,552 for 15,000 sq. ft. during the first two years and second two years respectively. In addition, PrimeVision Health, Inc. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased. The Company currently pays an annual rent of $137,552 and has not yet determined if it will renew this lease.

         PrimeVision Health, Inc., as a result of a merger with OptiCare Eye Health Network, formerly know as Consolidated Eye Care, Inc., is the tenant under a Lease Agreement dated September 1, 1999 with Harrold Barker Investment Company (a partnership owned directly or indirectly by Drs. Barker and Harrold and certain family members). The leased premises are located in Rocky Mount, North Carolina and are used as executive offices. The term of the lease is five years commencing September 1, 1999. Under the lease, PrimeVision Health, Inc. pays an annual rental of $40,000 for 3,333 sq. ft. during the first year of the lease. Thereafter, the rental amount is adjusted annually in accordance with the consumer price index. In addition, PrimeVision Health, Inc. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A., is the tenant under a Lease Agreement dated March 1, 1997 with Optometric Properties, LLC (an entity wholly owned by Drs. Barker and Harrold). The leased premises are located in Fayetteville, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is five years commencing May 1, 1997. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $96,000 for 4,200 sq. ft. during the first two years and the greater of $100,000 or 6% of revenues during the remainder of the lease. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A., is the tenant under a Lease Agreement dated March 1, 1997 with Optometric Properties, LLC (an entity wholly owned by Drs. Barker and Harrold). The leased premises are located in Jacksonville, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is four years commencing May 1, 1997. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $59,752 for 5,000 sq. ft. during the first two years. During the second two years, Optometric Eye Care Center, P.A. pays an annual rental of $65,184 or 6% of net revenues, whichever is greater. This lease expired March 1, 2001, and the lessor and lessee are continuing the lease on a month-to-month basis using the years 3 and 4 lease rate. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessment, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A., is the tenant under a Lease Agreement dated January 2, 1995 with John Hearn and others (assignor to Skyway Drive Partnership, an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Monroe, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is seven years commencing January 2, 1995. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $45,600 for 3,500 sq. ft. each year of the lease. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessment, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A., is the tenant under a Lease Agreement dated February 4, 1995 with L.F.M. Properties (assignor to Ehringhaus Associates, LLC, an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Elizabeth City, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is ten years commencing September 5, 1995. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $60,922 in year 1, $61,958 in year 2, $62,989 in year 3, $64,020 in year 4, and
$65,051 in years 5 through 10 for 4,200 sq. ft. In addition, Optometric Eye
Care Center, P.A. pays all taxes, assessment, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Lease Agreement dated June 1, 1996 with CS Investments, Inc. (an entity partially owned by Susan Barker, wife of Dr. Barker, and Alice Harrold, wife of Dr. Harrold). The leased premises are located in Cary, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is twenty years commencing June 1, 1996. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $128,445 for 7,000 sq. ft. each year of the lease. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessment, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Lease Agreement dated August 31, 1994 with Charles S. Zwerling and Jean S. Zwerling (assignor of Prime Johnson Real Estate, LLC, an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Smithfield, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease commenced on September 1, 1994. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental of $57,800 for 4,000 sq. ft. each year of the lease. The lease expired on August 31, 1999, and the lessor and lessee are continuing the lease on a month-to-month tenancy at the lease rent rates. In addition, Optometric Eye Care Center, P.A. pays all utilities and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Build-to-Lease Agreement dated August 14, 2000 with Long Circle Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Roanoke Rapids, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 12 months commencing on August 31, 2001. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental equal to the greater of $102,000 (base rent) or 6% of gross receipts each year of the lease for 4,200 sq. ft. . In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Build-to-Lease Agreement dated July 19, 2000 with Tiffany Drive Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Rocky Mount, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 12 months commencing on July 31, 2001. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental equal to the greater of $102,000 (base rent) or 6% of gross receipts each year of the lease for 4,200 sq. ft. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Lease Agreement dated April 16, 2001 with Skyway Drive Partnership (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Charlotte, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 12 months commencing on June 1, 2001. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental equal to the greater of $67,500 (base rent) or 6% of gross receipts each year of the lease for 2,200 sq. ft. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Lease Agreement dated April 17, 2001 with Country Club Drive Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Concord, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 12 months commencing on July 1, 2001. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental equal to the greater of $54,000 (base rent) or 6% of gross receipts each year of the lease for 3,500 sq. ft. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. is the tenant under a Lease Agreement dated June 30, 2001 with West Wilson Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Wilson, North Carolina and are used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 12 months commencing on July 1, 2001. Under the lease, Optometric Eye Care Center, P.A. pays an annual rental equal to the greater of $102,000 (base rent) or 6% of gross receipts each year of the lease for 4,200 sq. ft. In addition, Optometric Eye Care Center, P.A. pays all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. has entered into a lease agreement dated February 22, 2002 on a facility owned by Ehringhaus Drive Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in Wilmington, North Carolina and will be used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 60 months. Occupancy of the property is subject to an existing lease, which will expire no later than March 31, 2003. It is anticipated that Optometric Eye Care Center, P.A. will assume occupancy on or before July 1, 2003. Under the lease, Optometric Eye Care Center, P.A. will pay an annual rental equal to the greater of $70,875 (base rent) or 6% of gross receipts each year for the lease of approximately 4,250 sq. ft. In addition, Optometric Eye Care Center, P.A. will pay all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. has entered into a build to lease agreement dated August 1, 2001 with Eastchester Drive Associates, LLC (an entity partially owned by Drs. Barker and Harrold). The leased premises are located in High Point, North Carolina and will be used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease is 60 months expected to commence on August 1, 2005. Under the future lease, Optometric Eye Care Center, P.A. is expected to pay an annual rental equal to the greater of $97,000 (base rent) or 6% of gross receipts each year for the lease of approximately 4,000 sq. ft. In addition, Optometric Eye

Care Center, P.A. will pay all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         Optometric Eye Care Center, P.A. has entered into a commitment for a build to lease agreement with Optometric Properties, LLC, agent for an entity partially owned by Drs. Barker and Harrold. The premises to be leased are located in Garner, North Carolina and will be used for the practice of optometry and the sale of eyeglasses and corrective lenses. The term of the lease will be 60 months commencing with an anticipated occupancy of December 1, 2002. The anticipated office building is projected to be 3,000 square feet with a projected annual rent of the greater of $87,600 or 6% of gross receipts. Under the proposed lease, Optometric Eye Care Center, P.A. will pay all taxes, assessments, utilities, insurance and for certain repairs related to the property being leased.

         PrimeVision Health, Inc., as a result of a merger with Cohen Systems, Inc., is a tenant under a Lease Agreement with Stephen Cohen and Bente Jensen. The leased premises are located in Largo, FL and are used as the office for the software systems' provider operations. The lease term is five years beginning October 1, 1999. Cohen Systems, Inc., pays $27,000 annually for base rent plus an amount equal to the regular recurring condominium association maintenance assessment charges. In addition, Cohen Systems, Inc. pays, utilities and applicable sales tax on all rental payments. Bente Jensen is the wife of Stephen Cohen, an officer of the Company.

CONSULTING AGREEMENT

         In April 2001, the Company entered into a consulting agreement with Morris-Anderson & Associates, Ltd., a consulting firm of which Alan J. Glazer is a Principal. Mr. Glazer was a director of the Company from November 1, 2001 through January 25, 2002. As of April 10, 2002 the Company had paid $731,893 to Morris-Anderson in consideration of consulting services under that agreement.

THE CAPITAL RESTRUCTURING LOANS

         Linda Yimoyines, wife of Dr. Yimoyines, participated in the Company's January 2002 capital restructuring by lending the Company $100,000 on a subordinated basis and purchasing 285,714 shares of Series B Preferred Stock (convertible into 2,857,140 shares of Common Stock) at a price of $400,000. With certain exceptions, interest on the loan is payable currently. The entire principal amount of the subordinated loan is due to be paid on January 25, 2012. Ms. Yimoyines is entitled to interest at 11.5% per year under the terms of the loan, and, in connection with the loan, she received warrants to purchase 125,000 shares of Common Stock of the Company at a price of $0.14 per share.

         Messrs. Bertrand and Hoffman, directors of the Company, are also officers of Palisade Capital Management, LLC, an affiliate of Palisade Concentrated Equity Partnership, LP ("Palisade"). Palisade, which was, until January 25, 2002, a holder of approximately 16% of the Common Stock of the Company and which now holds approximately 68.7% of the voting power of the Voting Stock of the Company, participated in the capital restructuring by lending the Company

$13.9 million on a subordinated basis and purchasing 2,571,429 shares of Series B Preferred Stock (convertible into 25,714,290 shares of Common Stock) at a price of $3.6 million. With certain exceptions, interest on the subordinated loan is payable currently. The entire principal amount of the loan is due to be paid on January 25, 2012. Palisade is entitled to interest at 11.5% per year under the terms of the loan. In connection with the loan, Palisade received warrants to purchase 17,375,000 shares of Common Stock of the Company at a price of $0.14 per share.

PARTICIPATIONS IN THE ALEXANDER ENTERPRISE BRIDGE LOAN

         In January 2001, Dr. Yimoyines participated as a lender in the amount of $50,000 in an aggregate $500,000 increase (via amendment) in a bridge loan originally made to the Company in October 2000 in the amount of $2.25 million by Alexander Enterprise Holdings Corp. Dr. Yimoyines' $50,000 participation was assigned to his wife, Linda. Ms. Yimoyines was entitled to interest at the London Interbank Offered Rate plus 2-1/4% per year under the terms of the loan. In connection with the loan, Ms. Yimoyines received warrants to purchase 50,000 shares of Common Stock at a price of $0.40 per share. In connection with the January 2002 capital restructuring, Ms. Yimoyines received 38,646.3 shares of Series B Preferred Stock, convertible into 386,463 shares of the Company's Common Stock, as payment in full for the amounts owed to her under the Alexander Enterprise bridge loan.

         Palisade, which was, until January 25, 2002, a holder of approximately 16% of the Common Stock of the Company, also participated as a lender in the amount of $400,000 in the Alexander Enterprise bridge loan as it was increased in January 2001. Palisade was entitled to interest at the London Interbank Offered Rate plus 2-1/4% per year under the terms of the loan. In connection with the loan, Palisade received warrants to purchase 400,000 shares of Common Stock at a price of $0.40 per share. In connection with the January 2002 capital restructuring, Palisade received 309,170.5 shares of Series B Preferred Stock, convertible into 3,091,705 shares of the Company's Common Stock, as payment in full for the amounts owed to it under the Alexander Enterprise bridge loan.

                                   PROPOSAL 2
         APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

GENERAL

         The 2002 Stock Incentive Plan of the Company was originally adopted by the Board of Directors on January 25, 2002. The original 2002 Stock Incentive Plan authorized the issuance of a maximum of 640,750 shares of Common Stock, which is less than 5% of the Company's outstanding Common Stock. The Board adopted the original 2002 Stock Incentive Plan, in part, because as of January 25, 2002, there were only 820 shares of Common Stock remaining available for grant under the Performance Stock Program, which was adopted in 1999. On March 19, 2002 the Board amended and restated the 2002 Stock Incentive Plan to increase the number of shares available for issuance thereunder to up to 6,600,000 shares, provided that, in general, the Committee may not grant Awards to the extent and at a time when the total number of outstanding Options or other Awards granted under the Plan, aggregated with the total number of outstanding options granted pursuant to the Company's Performance Program, exceeds 10% of the total number of shares of common stock outstanding on a fully diluted basis (i.e., taking into effect the potential conversions of all outstanding options, warrants, preferred stock and other convertible equity securities, into Common Stock of the Company).

         The 2002 Stock Incentive Plan, as amended and restated (the "2002 Plan"), is subject to stockholder approval. We are seeking stockholder approval of the 2002 Plan in order to comply with the requirements of Sections 422 and 162(m) of the Internal Revenue Code of 1986, as amended, and the requirements of the American Stock Exchange. In the event that the 2002 Plan is not approved by the stockholders of the Company, the 2002 Stock Incentive Plan as originally adopted by the Board of Directors on January 25, 2002, will continue in full force and effect, without amendment and restatement, and shall continue to have a maximum of 640,750 shares of Common Stock authorized thereunder.

SUMMARY OF THE 2002 PLAN

         The following summary of the 2002 Plan is qualified in its entirety by reference to the text of the 2002 Plan as set forth in Appendix A hereto.

Purpose

         The purpose of the 2002 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to employees, officers, directors, consultants, independent contractors and advisors to promote the growth and success of the Company's business. Plans such as the 2002 Plan have become particularly important for the Company to be able to continue to retain and attract key management and directors because of the competitive nature of the market in which the Company operates.

Administration and Eligibility

         The 2002 Plan reserves up to 6,600,000 shares of Common Stock for issuance upon the exercise of stock options, or in connection with the issuance of restricted stock and stock bonuses, provided that, in general, the Committee may not grant Awards to the extent and at a time when the total number of outstanding Options or other Awards granted under the Plan, aggregated with the total number of outstanding options granted pursuant to the Company's Performance Stock Program, exceeds 10% of the total number of shares of common stock outstanding on a fully diluted basis (i.e., taking into effect the potential conversions of all outstanding options, warrants, preferred stock and other convertible equity securities, into Common Stock of the Company). The 2002 Plan authorizes the granting of stock options, restricted stock and stock bonuses to employees, officers and directors, and to consultants, independent contractors and advisors of the Company and its subsidiaries provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The 2002 Plan provides for its administration by either a committee of two or more outside directors or the Board of

Directors (the "Administrator"). In general, the Administrator, in its sole discretion, determines which eligible employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries may participate in the 2002 Plan and the type, extent and terms of the equity-based awards to be granted to them. The Administrator of the 2002 Plan is presently the Board of Directors.

         The 2002 Plan provides for the grant of both incentive stock options ("ISOs") that qualify under Section 422 of the Internal Revenue Code, and non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of the Company or of a parent or subsidiary of the Company. NQSOs (and all other awards other than ISOs) may be granted to employees, officers, directors and consultants, independent contractors and advisors that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of ISOs must be at least equal to the fair market value of the Company's Common Stock on the date of grant, except that the exercise price of ISOs granted to 10% stockholders must be at least equal to 110% of that value. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the Company's Common Stock on the date of grant. The maximum term of options granted under the 2002 Plan is ten years. Awards granted under the 2002 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee (unless otherwise determined by the Administrator or set forth in an award agreement). Options granted under the 2002 Plan generally expire three months after the termination of the optionee's service to the Company or a parent or subsidiary of the Company, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. Options will generally terminate immediately upon termination for cause. In the event of the Company's dissolution or liquidation or a "change in control" transaction, outstanding awards may be assumed or substituted by the successor corporation (if any). In the discretion of the Administrator the vesting of such awards may accelerate in connection with such a transaction.

Restricted Stock

         The Administrator may make grants of restricted stock for cash or other consideration, as the Administrator determines. The number of shares of Common Stock granted to each grantee will be determined by the Administrator. Grants of restricted stock will be made subject to such restrictions and conditions as the Administrator may determine in its sole discretion, including periods of restriction on transferability during which time the grant may be required to be deposited with an escrow agent, if the Administrator so determines.

Stock Bonuses

         A stock bonus is an award of shares (which may consist of restricted stock) for services rendered to the Company or any subsidiary of the Company for past or future services. Stock bonuses and the criteria they are based upon will be determined by the Administrator.

Amendment

         The Board of Directors has the right to amend, suspend or terminate the 2002 Plan at any time, provided, however, that no amendment or change in the 2002 Plan that requires stockholder approval will be effective without such approval.

Certain Tax Consequences.

         No taxable income is realized by an optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee's employer for Federal income tax purposes. If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of an NQSO. For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his/her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

         With respect to NQSOs (i) no income is realized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in any amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Individuals subject to Section 16(b) of the Exchange Act will recognize ordinary income at the time of exercise of a non-ISO as noted above, provided at least six months have elapsed from the date of grant to the date of exercise. In the event that fewer than six months have elapsed, such individual will recognize ordinary income at the time such six month period elapses in an amount equal to the excess of the fair market value of the shares on such date over the exercise price.

         The granting of an award of restricted stock does not result in taxable income to the recipient unless the recipient elects to report the award as taxable income under Section 83(b) of the Internal Revenue Code. Absent such an election, the value of the award is considered taxable income once it is vested and distributed. Dividends are paid concurrent with, and in an amount equal to, ordinary dividends and are taxable as paid. If a Section 83(b) election is made, the recipient recognizes ordinary income in the amount of the total value on the date of grant and the Company receives a corresponding tax deduction. Any gain or loss subsequently experienced will be a capital gain or loss to the recipient and the Company does not receive an additional tax deduction.

2002 Plan Grants

         On January 25, 2002, each of the non-employee Directors of the Company was granted options with respect to 30,000 shares of Common Stock. On March 19, 2002, Christopher J. Walls, Esq., Vice President and General Counsel of the Company, was granted options as specified in his employment agreement, with respect to 125,000 shares of Common Stock.

         All options granted under the 2002 Plan have a per-share exercise price equal to the Fair Market Value (defined as the closing price of a share of Common Stock on the American Stock Exchange) of one share of Common Stock as of the date of grant. The per-share exercise prices of the options granted to the non-employee Directors and to Mr. Walls is $0.31, and $0.16, respectively, which represents the Fair Market Value of a share of Common Stock as of close of business on the respective dates of grant.

         On March 19, 2002, Mr. Walls was also granted, under the 2002 Plan, 25,000 shares of restricted Common Stock, as specified in his employment agreement.

         In addition to the grants set forth above, subject to stockholder approval of the 2002 Plan, the Administrator may grant options with respect to shares of Common Stock under the 2002 Plan to other employees, officers, directors, consultants and advisors of the Company. Because future option grants under the 2002 Plan are entirely within the discretion of the Administrator, the Company cannot forecast the extent of awards that will be granted in the future.

         MARKET VALUE. The price per share of Common Stock on the American Stock Exchange, at the close of trading on April 17, 2002, was $0.15.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE
                 AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP has audited the financial statements of the Company for the year ended December 31, 2001. The Board of Directors desires to continue the services of Deloitte & Touche LLP for the current year ending December 31, 2002. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements of the Company for the current year. One or more representatives of that firm will be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the Company's principal accountant, for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the year were $269,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information system design and implementation for the year ended December 31, 2001.

ALL OTHER FEES

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for year ended December 31, 2001, other than for services described above under "Audit Fees" and under "Financial Information Systems Design and Implementation Fees," were $79,800. These audit-related fees primarily relate to services provided in connection with the Company's capital restructuring, which was consummated in January 2002.

         The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE
                      APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's capital stock to file with the Securities and Exchange Commission, the American Stock Exchange and the Company reports regarding their ownership of the Company's capital stock. Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of the Company's capital stock, the Company believes that all persons filed the required reports during the year ended December 31, 2001, except for Messrs. Brennan, Drubner, Glazer, Rice and Yimoyines, each of whom did not timely file one report during 2001.

ANNUAL REPORT

         A copy of the Company's 2001 Annual Report to Stockholders is being mailed to stockholders along with this Proxy Statement. Any stockholder who has not received a copy of the 2001 Annual Report to Stockholders and wishes to do so should contact the Company's Corporate Secretary by mail at OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708 or by telephone at (203) 596-2236.

FORM 10-K

         The Company will provide, without charge, to each stockholder as of the Record Date, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Stockholders should direct the written request to the Company's Corporate Secretary at OptiCare Health Systems, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708 or by telephone at (203) 596-2236.

PROPOSALS BY STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at the Annual Meeting of Stockholders to be held in 2003 must be received by the Company no later than December 22, 2002, to be considered for inclusion in the Proxy Statement and form of proxy for the 2003 Annual Meeting. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

                                 FOR THE BOARD OF DIRECTORS

                                 Christopher J. Walls
                                 Vice President, General Counsel and Secretary

                                                                      APPENDIX A

                          OPTICARE HEALTH SYSTEMS, INC.

                 AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN


         1. PURPOSE. The purpose of the OptiCare Health Systems, Inc. Amended and Restated 2002 Stock Incentive Plan (the "Plan") is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and Affiliates and promoting an identity of interest between stockholders and these eligible persons. This Plan amends and restates the 2002 Stock Incentive Plan originally adopted by the Board of Directors of the Company on January 25, 2002.

         So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Bonuses, or any combination of the foregoing. Capitalized terms not defined in the text are defined in Section 24.

         2. SHARES SUBJECT TO THE PLAN. Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 6,600,000 Shares, provided that the Committee may not grant Awards to the extent and at a time when the total number of outstanding Options or other Awards granted under the Plan, aggregated with the total number of outstanding options granted pursuant to the Company's Performance Stock Program, exceeds 10% of the total number of shares of common stock outstanding on a fully diluted basis (i.e., taking into effect the potential conversions of all outstanding options, warrants, preferred stock and other convertible equity securities, into Common Stock of the Company); provided, however, that a reduction in the number of shares outstanding on a fully diluted basis shall not cause a reduction in the number of Awards previously granted. Shares that have been (a) reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) reserved for issuance or issued under an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) reserved for issuance or issued under an Award that otherwise terminates without Shares being issued, shall be available for issuance. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

         3. ELIGIBILITY. ISO's (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a

Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Affiliate or Subsidiary of the Company.

         4. ADMINISTRATION.

              4.1 Committee Authority. This Plan will be administered by the Committee or by the Board. Any power, authority or discretion granted to the Committee may also be taken by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

              a.   select persons to receive Awards;

              b. determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;

              c.   determine the vesting, exerciseability and payment of Awards;

              d. correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

              e. determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

              f. prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

              g. construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

              h.   grant waivers of Plan or Award conditions;

              i.   determine whether an Award has been earned;

              j.   accelerate the vesting of any Award; and

              k. make all other determinations necessary or advisable for the administration of this Plan.

         The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

              4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

         5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be "Incentive Stock Options" within the meaning of Section 422 of the Code or any successor section thereof ("ISO's") or Nonqualified Stock Options ("NQSO's"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

              5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement ("Stock Option Agreement"), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

              5.2 Exercise Period. Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

              5.3 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

              5.4 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the

Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

              5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

              5.6 Termination. Unless otherwise expressly provided in an Award Agreement, exercise of an Option will always be subject to the following:

              a. If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

              b. If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve
                   (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be a NQSO), but in any event no later than the expiration date of the Options.

              c. Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services ren-dered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

              d. If the Participant is not an employee or a director, the Award Agreement shall specify treatment of the Award upon Termination.

              5.7 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO's are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO's are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO's and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO's. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO's, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

              5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may, by a written notice to the affected Participants, reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.3 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

              5.9 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

              5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO's will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

         6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

              6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock shall will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company not later than thirty
(30) days after the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

              6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price shall be made in accordance with Section 8 of this Plan.

              6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

              6.4 Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the lapse of all restrictions with respect to such Stock:

              "TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF _______, BETWEEN OPTICARE HEALTH SYSTEMS, INC., AND ____________. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF OPTICARE HEALTH SYSTEMS, INC."

         Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

              6.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

         7. STOCK BONUSES.

              7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual Performance Factors or upon such other criteria as the Committee may determine.

              7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

              7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

         8. PAYMENT FOR SHARE PURCHASES.

              8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participants Award Agreement and where permitted by law:

              a. by cancellation of indebtedness of the Company to the Participant;

              b. by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

              c. by tender of a promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

              d. by waiver of compensation due or accrued to the Participant for services rendered;

              e. with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                   (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                   (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              f. by any combination of the foregoing or other method expressly approved by the Committee.

              8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

         9. WITHHOLDING TAXES.

              9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

              9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

         10. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

         11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, shall not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, except as determined by the Committee. During the lifetime of the Participant an Award will be exercisable only by the Participant (or by a duly appointed conservator, committee, or similar fiduciary acting for a disabled Participant), and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISO's.

         12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within three (3) months after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

         13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

         16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         18. CORPORATE TRANSACTIONS.

              18.1 Assumption or Replacement of Awards by Successor. If a Change-of-Control Event occurs:

                   (i) the successor company in any Change-of-Control Event may, if approved in writing by the Committee prior to any Change-of-Control Event:

                        (1) substitute equivalent Options or Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards), or

                        (2) issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or substantially similar other securities or substantially similar other property subject to repurchase restrictions no less favorable to the Participant.

                   (ii) Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Options and Awards granted pursuant to this Plan will accelerate immediately prior to the consummation of a Change-of-Control Event. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of such event, they shall terminate at such time as determined by the Committee.

              18.2 Other Treatment of Awards. Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

              18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

              18.4 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

         19. ADOPTION AND STOCKHOLDER APPROVAL. This amendment and restatement to the 2002 Stock Incentive Plan will become effective on the date that this Plan is approved by the stockholders of the Company, consistent with applicable laws (the "Effective Date").

         20. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

         21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that applicable law or regulation requires such stockholder approval.

         22. EFFECT OF SECTION 162(M) OF THE CODE. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f) as in effect on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. The Committee may, without stockholder approval (unless otherwise required to comply with Rule 16b-3 under the Exchange Act), amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that
(i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under
Section 162(m) of the Code has been obtained.

         23. GENERAL.

              23.1 Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant's ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

              23.2. Claim to Awards and Employment Rights. Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

              23.3. Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

              23.4. Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person's spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

              23.5. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

              23.6. Governing law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

              23.7. Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

              23.8. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

              23.9. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

              23.10. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

              23.11. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

              23.12. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

              23.13. Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company, a Subsidiary or Affiliate.

              23.14 Nonexclusivity of The Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

              "Affiliate" means any affiliate of the Company within the meaning of 17 CFR ss.230.405.

              "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

              "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

              "Board" means the Board of Directors of the Company.

              "Cause" means the Company, a Subsidiary or Affiliate having cause to terminate a Participant's employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

              "Change-of-Control Event" means any one or more of the following:

                   (i)    a dissolution or liquidation of the Company;

                   (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants);

                   (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their Shares or other equity interest in the Company;

                   (iv) the sale of substantially all of the assets of the Company; or

                   (v) the acquisition, sale, or transfer of more than 50% of the outstanding capital stock of the Company by tender offer or similar transaction, other than by Palisade Capital Equity Partnership, L.P. or its Affiliates.

              However, for purposes of this Plan, the consummation of the transactions contemplated by the Restructure Agreement, dated December 17, 2001, among Palisade Concentrated Equity Partnership, L.P., Dean J. Yimoyines and the Company, as amended from time to time, including the issue of shares of capital stock of the Company in connection therewith, shall not be deemed to be a Change of Control Event.

              "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

              "Common Stock" means the outstanding common stock, par value $0.01 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

              "Committee" means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

              "Company" means OptiCare Health Systems, Inc., a Delaware corporation, or any successor corporation.

              "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

              "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                   a. if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                   b. if such Common Stock is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

                   c. if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith;

                   d. if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

              "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

              "NASD Dealer" has the meaning set forth in Section 8(e).

              "NQSO's" has the meaning set forth in Section 5.

              "Option" means an award of an option to purchase Shares pursuant to Section 5.

              "Outside Director" means a person who is (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

              "Parent" means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities ending with the Company if each of such corporations and other legal entities other than the Company owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, equity securities or other equity interests in one of the other corporations or other entities in such chain.

              "Participant" means a person who receives an Award under this Plan.

              "Performance Factors" means the factors selected by the Committee from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

                   a.   Net revenue and/or net revenue growth;

                   b. Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

                   c.   Operating income and/or operating income growth;

                   d.   Net income and/or net income growth;

                   e.   Earnings per share and/or earnings per share growth;

                   f. Total stockholder return and/or total stockholder return growth;

                   g.   Return on equity;

                   h.   Operating cash flow;

                   i.   Adjusted operating cash flow return on income;

                   j.   Economic value added;

                   k.   Successful capital raises;

                   l.   Individual confidential business objectives; and

                   m. Other factors deemed reasonable and appropriate by the Committee.

              "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

              "Plan" means the OptiCare Health Systems, Inc. Amended and Restated 2002 Stock Incentive Plan, as amended and/or restated from time to time.

              "Restricted Stock Award" means an award of Shares pursuant to
              Section 6.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

              "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

              "Subsidiary" means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations and/or other legal entities beginning with the Company if each of the corporations and entities other than the last corporation or entity in the unbroken chain owns stock, other equity securities or other equity interests possessing 50% or more of the total combined voting power of all classes of stock, other equity securities or other equity interests in one of the other corporations or entities in such chain.

              "Ten Percent Stockholder" has the meaning set forth in Section
              5.2.

              "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of
              (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

              "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

              "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

                          OPTICARE HEALTH SYSTEMS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Dean J. Yimoyines and William A. Blaskiewicz as proxies, each with full power of substitution, and hereby authorizes them to appear and vote, as designated below, all shares of Common Stock of OptiCare Health Systems, Inc. held of record by the undersigned on April 10, 2002, at the Annual Meeting of Stockholders to be held on May 21, 2002, and any adjournments or postponements thereof, and in their discretion upon any and all other matters which may properly be brought before the meeting or any adjournments or postponements thereof, and hereby revokes all earlier proxies of the undersigned.

    The undersigned hereby directs this Proxy to be voted:

1.  Election of directors:

    FOR the election as directors of all nominees listed below
    (except as marked to the contrary below)                                 [ ]

    or

    WITHHOLD AUTHORITY to vote for all nominees listed below                 [ ]

    Eric J. Bertrand
    David B. Cornstein
    Norman S. Drubner, Esq.
    Mark S. Hoffman
    Clark A. Johnson
    Melvin Meskin
    Mark S. Newman
    Dean J. Yimoyines, M.D.

(Instructions: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name.)

2.  Approval of the Amended and Restated 2002 Stock Incentive Plan.
                                         For: / /  Against: / /  Abstain: / /

3.  Approval of independent auditors.    For: / /  Against: / /  Abstain: / /

4. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Date:__________________, 2002                    _______________________________
                                                 Signature of Stockholder

                                                 _______________________________
                                                 Signature if held jointly

NOTE: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF SIGNING ON BEHALF OF A CORPORATION,
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